SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DUJOUR PRODUCTS, INC.
                 (Name of small business issuer in its charter)


           Nevada                       5131                    77-0643398
(State or Other Jurisdiction      (Primary Standard            (IRS Employer
      of Organization)               Industrial              Identification #)
                                Classification Code)

         DUJOUR PRODUCTS, INC.                CAPITAL CORPORATE SERVICES, INC.
          West 2809 Longfellow                  202 South Minnesota Street
       Spokane, Washington 99205                 Carson City, Nevada 89703
             (604) 761-1248                           (775) 884-0490

 (Address and telephone of registrant's     (Name, address and telephone number
           executive office)                       of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATIONSTATEMENT


This offering will terminate 90 days after this Registration Statement becomes effective with the Securities and Exchange Commission.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Securities to be     Amount To Be   Offering Price    Aggregate     Registration
   Registered         Registered     Per Share[1]   Offering Price      Fee[2]

Common Stock           4,500,000     $     0.025     $  112,500       $  13.24


Common Stock by
Selling Security       2,420,000     $     0.025     $   60,500[3]    $   7.12
Shareholders

[1]      The offering price has been arbitrarily determined by Dujour Products,
Inc. ("Dujour") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]      The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities
Act.

[3]      Dujour will not receive any of the proceeds from the sale of common stock by selling security shareholders.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS
                                   ----------

                              DUJOUR PRODUCTS, INC.

                             SHARES OF COMMON STOCK
      NO MINIMUM TO 4,500,000 SHARES MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                       AND
                              DUJOUR PRODUCTS, INC.
                             SHARES OF COMMON STOCK
       2,420,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

         Prior to this offering, there has been no public trading market for the common stock of Dujour Products, Inc. ("Dujour"). Dujour is registering up to 4,500,000 shares of common stock at an offering price of $0.025. The maximum amount to be raised is $112,500. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by Dujour through its president and director. There will be no minimum amount of shares sold and Dujour will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by Dujour will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. Dujour will pay all expenses incurred in this offering.

         Concurrently with Dujour Products, Inc.'s registration and offering of 4,500,000 shares of common stock, certain existing shareholders of the company are selling 2,420,000 shares of common stock at an offering price of $0.025 per share for the duration of the offering, on a best efforts basis, no minimum, 2,420,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from the date this prospectus is effective with the Securities and Exchange Commission. Dujour does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

         The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9.


PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           No.
                                                                           ----

Summary of Prospectus                                                        7
Risk Factors                                                                 9
Use of Proceeds                                                             14
Determination of Offering Price                                             15
Dilution of the Price You Pay for Your Shares                               15
Plan of Distribution; Terms of the Offering                                 15
Business                                                                    19
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                                        21
Management                                                                  23
Executive Compensation                                                      24
Principal Shareholders                                                      25
Description of Securities                                                   26
Certain Transactions                                                        28
Litigation                                                                  28
Experts                                                                     28
Legal Matters                                                               28
Financial Statements                                                        28

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

Summary Information about Dujour Products, Inc.

Dujour Products, Inc. ("Dujour") is a development stage company, organized on May 14, 2004, in the State of Nevada, that is looking to enter into the promotional licensing and branding industry with the objective of adding value to a wide variety of relatively low cost, but desirable or essential products, by endorsing them with the brand logos of sports teams and/or other recognized trademarks.

Dujour intends to establish itself as a specialized brand licensing and promotional merchandising company. The Company will identify a range of consumer products that can be manufactured and resold for high mark-ups with the product endorsement of recognized sports teams and leagues.

Dujour intends to enter into several license agreements with premier sports properties in North America, including the National Football League (NFL), National Hockey League (NHL), Major League Baseball (MLB), National Basketball Association (NBA), and NASCAR auto racing teams.

Dujour intends to create brand name awareness amongst decision makers who are able to place its targeted products into its targeted market. The targeted retail market will focus on chain stores, convenience stores, drug stores, electronic retailers and specialty distributors.

Initially, Dujour will source its products in Mainland China. Once the company has selected a range of promotional products and negotiated pricing it will seek to enter into licensing agreements to obtain logo rights from recognized sports teams and leagues for the products. The company will then order the products from the manufacturer with the recognizable logos; arrange for sale of the targeted products through established distribution channels; and then market the targeted products to consumers. The Company will profile and market its product line through online merchandising and an e-catalog on its website as well as traditional retail outlets.

Our business office is located at West 2809 Longfellow, Spokane, Washington 99205 and our telephone number is (604) 761-1248 and our United States and registered statutory office is located at number 202 South Minnesota Street, Carson City, Nevada 89703 (775) 884-0490; fax number (775) 884-0493. Our fiscal year end is December 31.

As of June 30, 2005 the date of company's last audited financial statements, Dujour has raised $19,100 through the sale of common stock. There is $12,900 cash on hand and in the corporate bank account. Dujour currently has liabilities of $1,205 for expenses accrued during the start-up of the corporation. In addition, Dujour anticipates the costs associated with this offering will be approximately $3,460. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Dujour filed with this prospectus.

Description of Property


Currently, the company does not own any property and has not entered into any lease or rental agreements for property or office space. Currently the company utilizes office space supplied to the company by the company's Vice President. The company does not pay any rent.


Concurrent Offering By Selling Shareholders

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time Dujour is conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 25.6%. The price at which the selling shareholders offer their shares is a fixed price of $0.025 per share for the duration of the offering. Dujour will not receive any proceeds from the sale of the common stock by the selling shareholders. Currently, the company has 7 shareholders of common stock, 6 existing shareholders are endeavoring to sell their shares of common stock.

Summary Information About The Offering

Securities being Offered by         Up to 6,920,000 shares of common stock.
Selling Shareholders, Common        2,420,000 common shares being offered by
Stock, par value $0.001             selling shareholders. 4,500,000 shares of
                                    common stock being offered by Dujour.

Offering Price Per Share by         $0.025 per share for the duration of the
Dujour and Selling Shareholders     offering.

Number of Shares Outstanding        9,420,000 common shares are currently issued
Before the Offering of Common       and outstanding.  2,420,000 of the issued
Shares                              and outstanding shares are to be sold under
                                    this prospectus by existing security
                                    shareholders.

Number of Shares Outstanding        13,920,000 common shares (if maximum is
After the Offering                  sold).

Minimum Number of Shares to be      None
Sold in this Offering

Use of Proceeds                     Dujour will not receive any proceeds from
                                    the sale of the common stock by the selling shareholders. If all 4,500,000 common shares being offered by Dujour are sold the total gross proceeds to Dujour would be $112,500.
                                    The intended use of the proceeds from
                                    Dujour's offering will be allocated towards the sourcing of a suitable range of promotional products manufactured mostly in
                                    Mainland China estimated at $20,000,
                                    ordering initial product samples to show perspective customers and licensees estimated at $20,000, establishing its website to show case its product line estimated at $15,000 and Sales & Marketing estimated at $40,000 and Administrative estimated at $14,000. The total expenses associated with this offering; including the preparation of this registration statement has been estimated at $$3,460.

Offering Period                     The shares are being offered for a period
                                    not to exceed 90 days from the date this prospectus is effective with the Securities and Exchange Commission.

Terms of the Offering               The selling security shareholders will
                                    determine when and how they will sell the common stock offered in this prospectus.

Summary of Financial Information

                 Balance Sheet              As of September 30, 2005
        Total Assets                                 $ 7,695
        Total Liabilities                            $ 2,686
        Shareholder's Equity                         $ 5,009

                 Operating Data                    May 14, 2004
                                                   (inception)
                                                     through
                                               September 30, 2005
        Revenue                                        $0
        Net Loss                                    ($14,091)
        Net Loss Per Share                          ($  0.00)


Dujour has had no revenues and has achieved losses since inception. Dujour has had no operations and has been issued a going concern opinion upon the sole reliance of the sale of our common stock to fund future operations.

                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Auditor's Going Concern
-----------------------

THERE IS SUBSTANTIAL DOUBT ABOUT DUJOUR'S ABILITY TO CONTINUE AS A GOING
CONCERN.

Our auditor's report on our June 30, 2005 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer and director may be unable or unwilling to loan or advance any additional capital to Dujour, we believe that if we do not raise at least $30,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "June 30, 2005 Audited Financial Statements - Auditors Report."


Because the Company has been issued an opinion by its auditors that substantial doubt exists as to weather the company can continue as a going concern it may be more difficult for the company to attract investors.

Dujour incurred an accumulative net loss of ($14,091) for the period from inception to September 30, 2005, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of its products. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.


Risks Related To Our Financial Condition
----------------------------------------

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.


Our current operating funds are adequate for corporate existence over the next twelve months. Dujour's cash balance as of September 30, 2005, is $7,695. Dujour will require additional financing in order to implement its business plans and business strategy. The Company is currently spending approximately $2,000 per month.

If the sale of our select product line is successful, we will require additional funds to markets the company's products globally. If we are not successful in earning revenues once we have established our initial product offerings and commenced business operations we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to source unique promotional products internationally, the stability of trade between the United States and Mainland China and the strength of the US dollar internationally. The company will have to first quote product pricing to its customers, then receive the purchase order, and then order the products from China. If between the time the company quotes its customer and the time the company orders its' products the US dollars drops its value considerably against the Chinese dollar, the company could loose money on fulfilling its contractual obligation to its customer. The company could also face higher than anticipated product pricing should the United States get involved in any type of trade dispute with China resulting in higher import duties on certain promotional items. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."


BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Dujour is a development stage company and has not even begun the initial stages of product sourcing overseas. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 14, 2004 and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples, seeking licensing for recognized brands and logos, and marketing products to prospective distributors and retailers in order to enable the company enter into the promotional products business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the company's business plan and expenditures.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

THE COMPANY'S INABILITY TO SOURCE VIABLE PROMOTIONAL PRODUCTS MAY RESULT IN A LOSS OF YOUR INVESTMENT.

There can be no assurance that Dujour will be able to source viable promotional products that will be appealing to its target market. Even if the company is capable of locating a viable line of promotional products from China, it faces inherit risks in the ordering and delivery of such products. The company would have little or no recourse against a Chinese manufacturer that delivered substandard or faulty products and the company could lose its entire investment in ordering such products.

BECAUSE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.


The company anticipates an increase in operating expenses without realizing any revenues from its product line. The increase in operating expenses will be attributed to the cost of travel to various cities with China to visit factories and source products, this cost is estimated to be $20,000. The company will incur additional costs in the ordering and delivery of samples for the products it has sourced, the company anticipates a capital expenditure of 20,000 for samples. The Company will also incur additional cost in the development of a website to showcase its product line to prospective customers and licensors the cost to develop and launch the company's web site is estimated to cost $15,000. The costs associated with the initial product sourcing and marketing can be significant and therefore we expect to incur significant losses into the foreseeable future. The company also anticipates that sales and marketing activities will cost $20,000 with general and administrative costs of $14,000.There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable or unsuccessful at addressing these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

BECAUSE THE INTERNET WILL BE THE COMPANY'S MAIN VENUE TO SHOWCASE IT'S PRODUCT LINE, ANY SIGNIFICANT CHANGES TO THE INTERNET'S EXISITING COMMUNICATIONS INFRASTRUCTURE WILL AFFECT OUR ABILITY TO SHOWCASE PRODUCTS AND WILL CAUSE THE BUSINESS TO FAIL.

If the Internet infrastructure becomes unreliable, access to the company's website may be impaired and its business will be harmed. The company's success depends on its ability to use the Internet to show perspective customers the type of products the company has available. The company's website will be the initial tool used by the company in its sales process. Once a perspective customer has seen a picture of a product that interests them they will be quoted a price and then the company would send the perspective customer a physical sample of the product. The company's ability to quickly send color pictures of product and pricing to perspective customers via the Internet is paramount to the sales and marketing strategies of the company. The company's website may also be subject to malicious attacks by hackers and software viruses, such attacks or viruses could render the company's website inoperable for a substantial amount of time. There can be no assurance that the company will have the financial means or technical know how to protect its website from such attacks or recover from such an attack. Any long term interruption of Internet service or interference with the company's website would have a negative impact on the company's ability to fulfill its business model and the company could fail.


BECAUSE THE COMPANY'S OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES, THEY MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO COMPANY WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Crimeni, our president, chief executive officer and director, has other outside business activities and will only be devoting approximately 5-10 hours per week to our operations; our operations may be sporadic and occur at times which are convenient to Mr. Crimeni, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of the executive officer, he is prepared to adjust his timetable to devote more time to the company's business. However, there can be no assurance that the executive officer will be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

BECAUSE THE EXECUTIVE OFFICERS DO NOT HAVE DIRECT EXPERIENCE IN THE PROMOTIONAL PRODUCTS BUSINESS, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our management has no direct experience in the sourcing and marketing of promotional products and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account the purchasing or sales strategies, which are commonly deployed in the promotional product industry. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

Risks Related To This Offering
------------------------------

WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, THUS SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Although we intend to apply for listing of our common stock on the NASD Over-The-Counter Bulletin Board, currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations, causing our stock to be volatile.


The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock would be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker-dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering. The company would consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED THEY MADE TRADE UNDER $5.00 PER SHARE AND THEY WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY EFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

BECAUSE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS EQUITY.

The Company has 75,000,000 authorized shares of which only 9,420,000 are currently outstanding and only 13,920,000 will be issued and outstanding if all the shares in this offering are sold. The company's management could without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in the company's current shareholders' equity position. Additionally large share issuances by the company would generally have a negative impact on the company's share price. It is possible that due to additional share issuance you could loose a substantial amount or all of your investment.


BECAUSE OUR COMPANY'S MANAGEMENT CURRENTLY OWNS 74.3% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS.

Dujour management owns 74.3% of the outstanding shares and will own 50.2% if the maximum shares are sold for this offering. As a result, they will be able to decide who will be directors and control the direction of the company. Management interests may differ from the interests of the other stockholders. Factors that could cause their interests to differ from the interest of other stockholders include the impact of corporate transactions on business time and the ability to continue to manage the business, in terms of the amount of time they are able to devote to the company.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR'S SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

General Overall Risks Related to Investing in Our Company
---------------------------------------------------------

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future but we plan to retain earnings, if any, for the operation, growth, and expansion of our business.

BECAUSE WE PLAN TO PURCHASE OUR PRODUCTS OVERSEAS, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION AND REGULATIONS WHICH MAY ADVERSELY AFFECT OUR COMPANY.

A significant aspect of the company's strategy is to purchase its products overseas, mostly in Mainland China. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, political instability, and fluctuations in currency exchange rates,

There can be no assurance that one or more of such factors will not have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

The company may purchase its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the company to risks in this regard. The company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the company's results of operations or financial condition.

OUR BUSINESS AND PRODUCTS MAY BE NEGATIVELY AFFECTED BY LEGAL CHALLENGES TO LICENSED LOGOS OR BRANDS THAT THE COMPANY HAS INTEGRATED INTO ITS OWN PRODUCTS.

The company may require it to obtain licenses or consents from the registered owners or other holders of copyrights or other similar rights relating to its promotional products. In the event the company is unable, if so required, to obtain any necessary license or consent on terms which management of the company considers to be reasonable, it may be required to cease developing, utilizing, or exploiting products affected by those copyrights or similar rights. In the event that the company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could significantly affect the company's ability to conduct business.

Forward-Looking Statements
--------------------------

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned sourcing and marketing of promotional products. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in conditions in our business, that our president will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of development and maintenance, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

                               If 25% of    If 50% of    If 75% of    If 100% of
                              Shares Sold  Shares Sold  Shares Sold  Shares Sold
                              -----------  -----------  -----------  -----------
   GROSS PROCEEDS FROM THIS
                   OFFERING     $ 28,125     $ 56,250     $ 84,375     $112,500
                              ===========  ===========  ===========  ===========
Less: OFFERING EXPENSES
        SEC Filing Expenses        1,760        1,760        1,760        1,760
                   Printing          200          200          200          200
                              -----------  -----------  -----------  -----------
             Transfer Agent        1,500        1,500        1,500        1,500
                              -----------  -----------  -----------  -----------
                      TOTAL     $  3,460     $  3,460     $  3,460     $  3,460
                              -----------  -----------  -----------  -----------
Less:  PRODUCT SOURCING
                              -----------  -----------  -----------  -----------
       International Travel
           Product Sourcing        5,000       10,000       15,000       20,000
                              -----------  -----------  -----------  -----------
   Initial Sample Purchases        5,000       10,000       15,000       20,000
                      TOTAL     $ 10,000     $ 20,000     $ 30,000     $ 40,000

Less: SALES & MARKETING
       Web Site Development     $  3,000     $  7,500     $ 11,000     $ 15,000
      Trade Show Attendance     $  4,000     $  7,500     $ 11,000     $ 15,000
        Mass Email Campaign     $  2,500     $  5,000     $  7,500     $ 10,000

Less: ADMINISTRATION EXPENSES
        Office, Stationery,
        Telephone, Internet     $  2,000     $  3,500     $  6,900     $  9,000
       Legal and Accounting     $  2,500     $  5,000     $  7,500     $ 10,000
                Office Temp            0     $  4,000     $  6,000     $ 10,000

                              ===========  ===========  ===========  ===========
                     TOTALS     $ 27,460     $ 55,960     $ 85,360     $112,460

The above figures represent only estimated costs

International travel to source products consists of travel to China to visit various manufacturers of promotional products and/or their agents or representatives. The main cities to be visited would be Shanghai, Shenzhen, and Guangzhou. Shanghai and Shenzhen would have more factory agents or representatives, while Guangzhou, located in southern China, is a large factory city where many of Dujour's products may be manufactured.

Once the company has successfully identified the promotional type of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website and for shipment to prospective customers.

The company will then hire an Internet consultant to design and build a website that would showcase the promotional products the company has to offer to prospective customers.

There are several trade shows in North America that are dedicated to the promotional products industry. The company would, at a minimum, attend such trade shows and, if finances allow, have an exhibit booth to display its promotional product line.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $112,500 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

      *     our lack of operating history
      *     the proceeds to be raised by the offering
      * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
      *     our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by officers and directors for common equity since the company's inception on May 14, 2004. Officers and directors of the company paid as low as $0.001 per share a difference of $0.024 per share lower than the share price in this offering.

  Existing Stockholders if all of the Shares are Sold
  ---------------------------------------------------
Price per share                                                  $  0.025
Net tangible book value per share before offering                $  0.0013
Potential gain to existing shareholders                          $  60,500
Net tangible book value per share after offering                 $  0.009
Increase to present stockholders in net tangible book value per $ 0.0087 share after offering
Capital contributions                                            $  19,100
Number of shares outstanding before the offering                    9,420,000
Number of shares after offering held by existing stockholders       7,000,000
Percentage of ownership after offering                              50.28%

  Purchasers of Shares in this Offering if all Shares Sold
  --------------------------------------------------------
Price per share                                                  $  0.025
Dilution per share                                               $  0.016
Capital contributions                                            $  112,500
Percentage of capital contributions                                 89.7%
Number of shares after offering held by public investors            6,920,000
Percentage of ownership after offering                              49.7%

  Purchasers of Shares in this Offering if 75% of Shares Sold
  -----------------------------------------------------------
Price per share                                                  $  0.025
Dilution per share                                               $  0.18
Capital contributions                                            $  84,375
Percentage of capital contributions                                 81.5%
Number of shares after offering held by public investors            5,795,000
Percentage of ownership after offering                              45.2%

  Purchasers of Shares in this Offering if 50% of Shares Sold
  -----------------------------------------------------------
Price per share                                                  $  0.025
Dilution per share                                               $  0.02
Capital contributions                                            $  56,250
Percentage of capital contributions                                 74%
Number of shares after offering held by public investors            4,670,000
Percentage of ownership after offering                              40%

  Purchasers of Shares in this Offering if 25% of Shares Sold
  -----------------------------------------------------------
Price per share                                                  $  0.025
Dilution per share                                               $  0.212
Capital contributions                                            $  28,125
Percentage of capital contributions                                 59%
Number of shares after offering held by public investors            3,545,000
Percentage of ownership after offering                              33.6%


                            SELLING SECURITY HOLDERS

The following table sets forth information as of June 30, 2005, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the concurrent offering. The company is not aware of any selling shareholders being a broker-dealer or being affiliated with a broker-dealer.


NOTE: Our officer and director, as of the date of this prospectus owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

The percentages determined in these calculations are based upon 9,420,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after the public offering:

-------------------- --------- -------- ------------ ------------ ------------
Name and Address of  Ownership          Total Shares Total Shares %
Beneficial Owners of Before    Before   Offered      After        Owned
Common Stock         Offering  Offering For Sale     Offering     After
                               (1)                                Offering
-------------------- --------- -------- ------------ ------------ ------------
Carmela Guarascio    400,000   4.2%     400,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------
Christine LeMaire    380,000   4.0%     380,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------
Zeljko Mileta        380,000   4.0%     380,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------
Duncan Proudfoot     420,000   4.5%     420,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------
Christopher  Swales  420,000   4.5%     420,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------
Christina Tanti      420,000   4.5%     420,000      0            0%

-------------------- --------- -------- ------------ ------------ ------------

(1) Based on 9,420,000 common shares outstanding prior to the primary offering.
 * Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.


The shares were acquired in June 2005; we issued 2,420,000 common shares for total consideration of $12,100, which was accounted for as a purchase of common stock.

                              PLAN OF DISTRIBUTION

We are offering 4,500,000 shares on a self-underwritten basis. The offering price is $0.025 per share for the duration of the offering.

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time and at the same price of $0.025 we are conducting this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 25.6% based upon 9,420,000 of our common shares that are issued and outstanding as of the date of this Prospectus.

We will sell the shares only through Adrian Crimeni, our president and director. Mr. Crimeni will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
          (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Crimeni is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been, during the last twelve months, and is currently not a broker/dealer or associated with a broker/dealer. Mr. Crimeni has not, during the last twelve months, and will not in the next twelve months offer or sell securities for another corporation.


Only after our prospectus is effective by the SEC, do we intend to advertise and hold investment meetings in various states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in Dujour and a possible investment in the offering.


We confirm that we have not engaged and will not be engaging a finder in connection with this offering.



Offering Period and Expiration Date

This offering will start on the date of this prospectus becoming effective by the Securities and Exchange Commission and continue for a period of 90 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

     1.   Execute and deliver a subscription agreement.

     2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Dujour Products, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The Company will not accept any subscriptions for shares or payments until this registration statement becomes effective with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

General

Dujour Products Inc. is a development stage company and was organized on May 14, 2004 to enter into the promotional products industry.

According to a study sponsored by the Promotional Products Association International and conducted by researchers at Louisiana State University and Glenrich Business Studies, the promotional products industry in the United States was estimated to be $17.3 billion dollars in 2004.

Dujour plans to source and then import novel promotional products from China to sell to corporations and associations that use promotional products as part of their overall advertising and marketing strategies.


According to study of more than 15,000 promotional product distributors conducted by researched at Louisiana State University and Glenrich Business Studies over 29% of all sales of promotional products are what the industry calls wearables. This product category includes t-shirts, golf-shirts, aprons, caps, headbands, neckwear and footwear.


The largest market category for promotional products is business gifts, accounting for almost 18% of industry sales. Trade show giveaways account for over 12% of industry sales.

Marketing

Once the company has secured its initial promotional products and has purchased its sample inventory the company intends to embark on a two-pronged marketing campaign. The company will, through direct market and telephone solicitation, contact corporations that use promotional products as an integral part of their overall marketing and brand awareness plan. These types of corporations include major sports franchises including Major League Baseball, the National Hockey League, The National Basketball Association, the National Football League, NASCAR (National Association for Stock Car Auto Racing) and many college level basketball and football clubs. Many of these organizations will have giveaway promotional products at special sporting events - they usually will purchase a large quantity of items under two dollars to give away.


The types of products used for giveaways include badges, balls, cell phone holders, drink containers, key rings, mouse pads, stickers bearing the sponsors logo.


Additionally, these league teams will endorse products to be sold through traditional retail outlets that bear their team logo and share in the profits through a royalty agreement. Most leagues allow each individual team to license and earn royalties on their specific logo.


The company will develop a website using the domain www.dujourproducts.com to place pictures of the promotional products it wishes to sell to its perspective customers. Customer will be able to visit the web site and view products categorized by both type and price.


The second prong of the company's marketing efforts would commence once the company has secured an agreement to use a known brand or logo on its line of promotional products. The company will, through direct marketing efforts, begin to approach large retailers who may be interested in the company's promotional product line with known branding and logos. The company will also display the branded products on its website for consumers to buy and will also use other electronic marketing outlets like eBay and Yahoo auction sites.

Products and Services

The company will travel to Asia to locate low cost high margin products from reputable manufacturers and offer these products to corporations for promotional purposes. Even though the company intends to have a base line of promotional products, it does intend to find specific products when requested to do so from a prospective customer. The company intends to focus in on products in two price ranges: one line of products (approximately 40) will be under the two dollar range to be marketed for corporate giveaways for special events and tradeshows. The second line of products will be below the twenty-dollar retail price and these premium promotional products will be focused on achieving branding license agreements and used in the retail market. The company intends to seek out premium promotional products in the wearables sector including t-shirts, golf-shirts, aprons, caps, headbands, neckwear and footwear.

Product Launch

The company anticipates traveling to Asia with 60 days of completing this offering to source its initial promotional product line. Once the company has chosen its product line, it will order its samples. The company anticipates it will take an additional 60 days for the samples to arrive in North America. Once the samples arrive, the company intends to begin the development of its website and begin direct telephone marketing to corporations who may be interested in purchasing its products or to corporations that have recognized brands and logos that would be interested in licensing its brands and logos for a royalty on product sales through traditional retail outlets.

Competitive Advantages

There are many competitors in the promotional products industry in North America. Current statistics estimate that over 21,000 companies supply promotional products. The company feels it will have a competitive advantage over most of its competitors because the company intends to travel to China and purchase products directly from the manufacturer resulting in a pricing advantage over its competitors. Most promotional companies tend to attend trade shows in North America to purchase their products from representatives based in Hong Kong or America. The price that these companies pay for products through these representatives can be between 20% to 40% higher than what the products' manufacturing costs are in China. Many companies do not feel comfortable traveling to China and feel they can source most of their products by attending North American trade shows. The company's market research to date shows that it can purchase products directly from China-based manufacturers at a significant cost reduction to the pricing currently available from representatives in Hong Kong or North America.

Company History

On May 14, 2004, Adrian Crimeni, president and director, founded the company to enter into the promotional products industry.

Employees


Currently our employee consists of our officers and director who, at present, are not being paid.


Employees and Employment Agreements

At present, we have no employees other than our officer and director, who has not been compensated. There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our director. During the initial implementation of our marketing strategies, the company intends to hire independent consults to develop its website rather than hire full time website development/maintenance employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation attempting to enter into promotional products industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the sale of our promotional products. Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $30,000. We feel if we can raise the maximum amount of the offering ($112,500), the company will be able to accelerate the implementation of its business strategies by hiring more experienced marketing consultants and by attending more customer-oriented trade shows.

The line of promotional products the company chooses to purchase and the appeal of those products to both corporations and consumers will determine our success or failure.

It is essential to the company's success that it can demonstrate timely delivery of the product orders it generates from its customers. The company anticipates in the giveaway promotional market that orders will be time sensitive, as they will be used at a specific event on a specific date.

The company's success is also reliant on its ability to purchase products directly from the manufacturer. We cannot state whether we will be successful in negotiating competitive pricing from these manufacturers.

The company will not attempt to begin sourcing products until we have raised funding from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can source a desirable promotional line that we can purchase and we receive a positive reaction from our potential customers, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance large product orders. If we do not raise all of the funds we need from this offering to complete our initial promotional product sourcing and sample purchases, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At present, our officers and director are unwilling to make any commitment to loan us any money at this time, but may reconsider if we source desirable promotional products at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he doesn't want to. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it, we will either have to suspend marketing operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.


If we are unable to complete any phase of our promotional product sourcing or marketing efforts because we don't have enough money, we will cease our sourcing and or marketing operations until we raise more money. Attempting to raise additional capital after failing in any phase of our promotional product-sourcing plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our president will be responsible for the initial promotional product sourcing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Limited Operating History; Need for Additional Capital


There is no historical financial information about us upon which to base an evaluation of our performance. Dujour was incorporated in the State of Nevada in May of 2004; we are a development stage company attempting to enter into the promotional products industry and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies.(See "Risk Factors").


To become profitable and competitive, we must first source desirable promotional products overseas; negotiate favorable pricing and delivery, and purchase initial samples to provide to prospective customers.

We are seeking equity financing though this offering to provide for the capital required to source our initial promotional products. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our initial promotional product sourcing.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

Results of Operations


Since inception (May 14, 2004) to September 30, 2005, Dujour has spent a total of $14,091 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock.

The majority of the company's expenditures have been in two areas. The company incurred capital expenditures of $7,470 dollars related to its accounting and audited financial statements. The company also had capital expenditures of $6,621 in legal services and general administrative costs.

Since inception the majority of the Company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.


Liquidity and Capital Resources


As of the date of this registration statement, we have yet to generate any revenues from our business operations. On February 17, 2005, Dujour issued 7,000,000 shares of common stock to the president/director for cash proceeds of $0.001 per share. On June 29, 2005, Dujour issued 2,240,000 common shares for cash proceeds of $0.005 per share. As of June 30, 2005, our total assets were $12,900 and our total liabilities were $1,205. From inception to September 30, 2005 the company has raised $19,100 through the sale of its shares.


                                   MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.


The name, address, age and position of our president, secretary/treasurer, and vice president is set forth below:


    Name and Address            Age                  Position(s)

Adrian Crimeni                  63     President, Secretary/Treasurer, Principal
7744 Morley Street                     Executive Officer, Principal Financial
Burnaby, BC, Canada  V2P 2K5           Officer and member of the Board of
                                       Directors

James J. Giachetti              38     Vice President
West 2809 Longfellow
Spokane Washington 99205


The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Adrian Crimeni, President, CEO, Director, Secretary/Treasurer

Adrian Crimeni has had a long professional career within the Federal Government of Canada. Soon after high school graduation, he joined the Royal Canadian Mounted Police (RCMP) where he served for over 8 years. During his career, Mr. Crimeni was transferred to Toronto, Ontario where he was responsible for policing Customs and Excise Criminal Code offences. He was then recommended and joined the undercover ranks of the Narcotics Division in Toronto, a highly trained division focused on narcotics and organized crime.

After his term with the RCMP, Mr. Crimeni entered the wholesale retail food business through the purchase of a retail grocery facility in Hope, British Columbia. Initially, the company was a retail operation until Mr. Crimeni established a wholesale division and was successful in negotiating and securing large contracts with mining industry operations, local hospitals, along with the hotel and motel industry, subsequently creating substantial growth in the wholesale sector of his business.

Mr. Crimeni later joined Canada's Federal Department of Fisheries and Oceans as a field officer. During his tenure, he was instrumental in negotiating with Native Indians on their heritage rights of fishing Canadian waters and oversaw enforcement of said negotiations. Mr. Crimeni was often the liaison between the Federal government and various native leaders and represented the Federal government's position in various Canadian Courts on numerous occasions.

Mr. Crimeni is 63 years old, retired from government service, and has been Dujour's president, secretary/ treasurer, chief executive officer and member of the board of directors since the company's inception.


Mr. Crimeni is currently the President of MaXcoat Products Inc., a company that specializes in protective coating for any surface. Mr. Crimeni has been the President of MaXcoat Products Inc. from December 2004 to present.. Prior to his position with MaxCoat, Mr. Crimeni has been retired from Federal government service for the past 8 years.

From November 2001 to present Mr. Crimeni is the President of Real Car Cash Inc. a financial company in Vancouver Canada that specialized in equity loans.

From 1997 to November 2001 Mr. Crimeni was retired.

James J. Giachetti Vice President

James J. Giachetti is currently the Purchasing Supervisor for Sterling Savings Bank in Spokane, Washington. He is responsible for overseeing the purchasing for 250 branches and departments. He also oversees the Bank's vehicle fleet, secure document destruction and contracts for all office machines. Mr. Giachetti has been with the bank Since 2001.

From 1994 to 2001 Mr. Giachetti worked for Express Delibery in Spokane Washington were he was responsible for the management and deliver of packages for his route,

Mr. Giachetti is a current member of the Boise/OfficeMax quality counsel; the Institute for Supply Management; and the National Association of Purchasing Management-Spokane. He is a former Washington State Precinct Committee Officer (2003-2004).


Conflicts of Interest


At the present time, we do not foresee a direct conflict of interest with our officers and director. The only conflict that we foresee is Mr. Crimeni's and Mr. Giachetti's devotion of time to projects that do not involve us. In the event that Mr. Crimeni ceases devoting time to our operations, he has agreed to resign as an officer and director.


EXECUTIVE COMPENSATION


The following table sets forth the compensation paid by us from inception on May 14, 2004 through September 30, 2005. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to June 30, 2005. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

                                                          Long-Term Compensation
                                 Annual Compensation        Awards    Payouts
                              --------------------------- ----------- --------
(a)             (b)     (c)    (d)      (e)       (f)        (g)       (h)      (i)

                                                          Securities
                                                          Restricted
                                                 Under    Shares or            Other
Names                               Other        Options/ Restricted           Annual
Executive                           Annual       SARs     Share       LTIP     Compensation
Officer and     Year  Salary  Bonus Compensation Granted  Units       Payouts
Principal       Ended (US$)   (US$)    (US$)      (#)     (US$)       (US$)    (US$)
Position

Adrian Crimeni  2004    0       0        0          0         0           0        0
President

James Giachetti 2004    0       0        0          0         0           0        0
Vice President

We have did not pay any salaries in 2004, and we did not pay any salaries at any time in first and second quarter of 2005. We will not anticipate to begin paying salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors. As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                               Number of     Number of        Percentage of
                               Shares        Shares After     Ownership After
Name and Address               Before the    Offering         the Offering
Beneficial Ownership [1]       Offering      Assuming all     Assuming all of
                                             of the Shares    the Shares are
                                             are Sold         Sold

Adrian Crimeni
7744 Morley Street             7,000,000     7,000,000        50.2%
Burnaby, British Columbia
Canada V2P 2K5


[1] The persons named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Crimeni is the only "promoter" of our Company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on February 17, 2006. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Because our officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants or securities convertible into common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
 * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximate 60 % of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Dujour will act as its own transfer agent.

                              CERTAIN TRANSACTIONS

Adrian Crimeni, our president and director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Mr. Crimeni.

On February 17, 2005, we issued a total of 7,000,000 shares of common stock to Mr. Crimeni for total consideration of $7,000. This was accounted for as a purchase of common stock.

On June 29, 2005, we issued 2,420,000 shares of common stock for total consideration of $12,100. This was accounted for as a purchase of common stock.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS


Our financial statements have been audited for the period from inception to June 30, 2005. Our financial statements have been reviewed for the period ending September 30, 2005 by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 1N9, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.


Timothy S. Orr, Attorney at Law, 4328 West Hiawatha Drive, Suite B, Spokane, WA 99208, has acted as our legal counsel. Mr. Orr opined on the legality of the 6,920,000 shares of common stock offered through this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

FINANCIAL STATEMENTS Unaudited September 30, 2005
Balance Sheet                                                             F-2
Statement of Operations and Deficit                                       F-3
Statement of Stockholders' Equity                                         F-4
Statement of Cash Flows                                                   F-5
NOTES TO THE FINANCIAL STATEMENTS                                  F-6 to F-8


FINANCIAL STATEMENTS Audited June 30, 2005
Auditors Report                                                          F-10
Balance Sheet                                                            F-11
Statement of Operations and Deficit                                      F-12
Statement of Stockholders' Equity                                        F-13
Statement of Cash Flows                                                  F-14
NOTES TO THE FINANCIAL STATEMENTS                                F-15 to F-16

                              Dujour Products, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005

                                   (UNAUDITED)
















BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                     September 30,  December 31,
                                                         2005           2004
                                                     (unaudited)
--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS

 Cash                                                  $  7,695      $    125
--------------------------------------------------------------------------------

                                                       $  7,695      $    125
================================================================================


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

 Accounts payable and
   accrued liabilities                                 $  1,481       $     -
 Due to related party ( Note 5)                           1,205         1,205
--------------------------------------------------------------------------------
                                                          2,686         1,205
--------------------------------------------------------------------------------


GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (DEFICIENCY)
 Capital stock (Note 4)
 Authorized
  75,000,000 shares of common stock,
  $0.001 par value,
 Issued and outstanding
  9,420,000 shares of common stock
  (December 31, 2004-NIL)                                 9,420             -
 Additional paid in capital                               9,680             -
 Deficit accumulated during development stage           (14,091)       (1,080)
--------------------------------------------------------------------------------

                                                          5,009        (1,080)
--------------------------------------------------------------------------------

                                                       $  7,695      $    125
================================================================================









    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                     Nine months     May 4, 2004    May 4, 2004
                                        ended      (Inception) to (Inception) to
                                    September 30,   December 31,   September 30,
                                        2005            2004            2005
                                     (unaudited)                    (unaudited)
--------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE
 EXPENSES

  Office and general                $     6,001     $       620     $     6,621


  Professional fees                       7,010             460           7,470
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD             $   (13,011)    $    (1,080)    $   (14,091)
================================================================================


BASIC NET LOSS PER SHARE            $    (0.002)    $         -
================================================================


WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING            6,628,132               -
================================================================
















    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM MAY 4, 2004 (INCEPTION) TO SEPTEMBER 30, 2005
                                   (UNAUDITED)


                                                              Deficit
                                Common Stock                Accumulated
                            -------------------  Additional   During
                            Number of             Paid In   Development
                             shares      Amount   Capital      Stage      Total
================================================================================

Balance, May 4, 2004                 -  $     -   $     -    $      -    $    -

Net loss for the period              -        -         -      (1,080)   (1,080)
--------------------------------------------------------------------------------

Balance, December 31, 2004           -        -         -      (1,080)   (1,080)

Common stock issued for
 cash at $0.001 per share
 February 17, 2005           7,000,000    7,000         -           -     7,000

Common stock issued for
 cash at $0.005 per share
 June 29, 2005               2,420,000    2,420     9,680           -    12,100

Net loss for the period              -        -         -     (13,011)  (13,011)
--------------------------------------------------------------------------------

Balance, September 30, 2005  9,420,000  $ 9,420  $  9,680    $(14,091)  $ 5,009
================================================================================











    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                   May 4, 2004
                                         Nine months  May 4, 2004  (Inception)
                                            ended     (Inception)      to
                                        September 30,     to       September 30,
                                            2005      December 31,    2005
                                         (unaudited)     2004      (unaudited)
================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period                  $(13,011)   $ (1,080)     $(14,091)

 Adjustment to reconcile net loss
  to net cash from operating activities:
  - accounts payable and
    accrued liabilities                      1,481           -         1,481
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES      (11,530)     (1,080)      (12,610)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds on sale of common stock           19,100           -        19,100
 Due to related parties                          -       1,205         1,205
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES   19,100       1,205        20,305
--------------------------------------------------------------------------------

INCREASE IN CASH                             7,570         125         7,695

CASH, BEGINNING OF PERIOD                      125           -             -
--------------------------------------------------------------------------------

CASH, END OF PERIOD                       $  7,695    $    125      $  7,695
================================================================================



Supplemental disclosures with
 respect to cash flows:

  Interest paid                           $      -    $      -      $      -
================================================================================

  Income taxes paid                       $      -    $      -      $      -
================================================================================











    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

Dujour Products, Inc. ("Dujour" or the "Company") is in the initial development stage and has incurred losses since inception totalling $14,091. The Company was incorporated on May 4, 2004 in the State of Nevada. The Company's fiscal year end is December 31. Dujour intends to establish itself as a specialized brand licensing and promotional merchandising company to enter into the promotional licensing and branding industry with the objective of adding value to a wide variety of relatively low cost, but desirable products, by endorsing them with the brand logos of sports teams and/or other recognized trademarks. The Company will identify a range of consumer products that can be manufactured and resold for high mark-ups with the product endorsement of recognized sports teams and leagues. The targeted retail market will focus on chain stores, convenience stores, drug stores, electronic retailers and specialty distributors. The Company will profile and market its product line through online merchandising and e-catalogue on its website. To date the Company has had no business operations. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise doubt as to the Company's ability to continue as a going concern. The Company intends to fund initial operations through the issuance of founder shares and a Private Placement Offering for 10,000,000 shares at $0.005 per share. During the period ended September 30, 2005 the Company sold 9,420,000 shares for $19,100 in proceeds from the sale of the Company's common stock of which 7,000,000 Founder shares were issued at $0.001 per share for net proceeds of $7,000 and 2,420,000 shares were issued at $0.005 per share for net proceeds of $12,100 pursuant to the Private Placement Offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These financial  statements are presented in United States dollars and have been
prepared  in  accordance  with  United  States  generally  accepted   accounting
principles.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at September 30, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity. Any re-measurement gain or loss incurred is reported in the statement of operations.

DUJOUR PRODUCTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

Stock-based Compensation
In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing for the period ended December 31, 2004. As the Company has not granted any stock options, no pro-forma disclosure is required.

The Company has elected to continue to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent accounting pronouncements
In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

DUJOUR PRODUCTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at September 30, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended September 30, 2005, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement
On November 1, 2004 the Company issued a Private Placement Offering of 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of September 30, 2005 the Company had sold 2,420,000 shares and had received $12,100 in proceeds from the sale of the Company's common stock.

NOTE 5 - DUE TO RELATED PARTY
--------------------------------------------------------------------------------

Dujour owes a director of the Company $1,205 at September 30, 2005 and December 31, 2004. Amounts due to the director are unsecured, no-interest bearing and without any specific terms of repayment.

NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted FASB No. 109 for reporting purposes. As of September 30, 2005, the Company had net operating loss carry forwards of approximately $13,000 that may be available to reduce future years' taxable income and will expire commencing 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

                              Dujour Products, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                June 30, 2005 and

                                December 31, 2004




















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

        DALE MATHESON
  CARR-HILTON LABONTE
---------------------
CHARTERED ACCOUNTANTS




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Dujour Products, Inc.

We have audited the balance sheets of Dujour Products, Inc. (a development stage company) as at June 30, 2005 and December 31, 2004 and the statements of operations, changes in stockholders' equity and cash flows for the six months ended June 30, 2005, the period from May 14, 2004 (inception) to December 31, 2004, and the period May 14, 2004 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2005 and December 31, 2004 and the results of its operations and cash flows and the changes in stockholders' equity for the six months ended June 30, 2005, the period from May 14, 2004 (inception) to December 31, 2004, and the period May 14, 2004 (inception) to June 30, 2005, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                           CHARTERED ACCOUNTANTS

/s/Dale Matheson Carr-Hilton Labonte

Vancouver, B.C.
August 15, 2005

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                         June 30,   December 31,
                                                           2005         2004
================================================================================

                                     ASSETS

CURRENT ASSETS

   Cash                                                  $ 12,900    $    125
--------------------------------------------------------------------------------

                                                         $ 12,900    $    125
================================================================================


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

   Due to related party ( Note 4)                        $  1,205    $  1,205
--------------------------------------------------------------------------------


GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Capital stock (Note 3)
   Authorized
      75,000,000 shares of common stock,
      $0.001 par value,
   Issued and outstanding
      9,420,000 shares of common stock
     (December 31, 2004-NIL)                                9,420           -
   Additional paid in capital                               9,680           -
   Deficit accumulated during development stage            (7,405)     (1,080)
--------------------------------------------------------------------------------

                                                           11,695      (1,080)
--------------------------------------------------------------------------------

                                                         $ 12,900    $    125
================================================================================








    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS



                                        Six months   May 14, 2004  May 14, 2004
                                          ended     Inception) to (Inception) to
                                         June 30,    December 31,    June 30,
                                           2005          2004          2005
================================================================================

GENERAL AND ADMINISTRATIVE EXPENSES

   Office and general                  $      200     $     620     $    820
   Professional fees                        6,125           460        6,585
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                $   (6,325)    $  (1,080)    $ (7,405)
================================================================================


BASIC NET LOSS PER SHARE               $    (0.00)    $    -
=================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                     5,209,061          -
=================================================================













    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

           FOR THE PERIOD FROM MAY 14, 2004 (INCEPTION) TO JUNE, 2005


                                                            Deficit
                              Common Stock                 Accumulated
                          --------------------  Additional   During
                           Number of             Paid In   Development
                            shares     Amount    Capital     Stage       Total
================================================================================


Balance, May 4, 2004               -  $     -    $     -   $      -    $      -

Net loss for the period            -        -          -     (1,080)     (1,080)
--------------------------------------------------------------------------------

Balance, December 31, 2004         -        -          -     (1,080)     (1,080)

Common stock issued for
 cash at $0.001 per share
 February 17, 2005         7,000,000    7,000          -          -       7,000

Common stock issued for
 cash at $0.005 per share
 June 29, 2005             2,420,000    2,420      9,680          -      12,100

Net loss for the period            -        -          -     (6,325)     (6,325)
--------------------------------------------------------------------------------

Balance, June 30, 2005     9,420,000  $ 9,420    $ 9,680   $ (7,405)   $ 11,695
================================================================================

















    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                               Six months ended    May 4, 2004      May 4, 2004
                                   June 30,       (Inception) to  (Inception) to
                                     2005       December 31, 2004  June 30, 2005
================================================================================

CASH FLOWS FROM
 OPERATING ACTIVITIES
  Net loss for the period        $   (6,325)       $   (1,080)       $   (7,405)

NET CASH USED IN OPERATING
 ACTIVITIES                          (6,325)           (1,080)           (7,405)
--------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING
 ACTIVITIES
  Proceeds on sale of common stock   19,100                 -           19,100
  Due to related parties                  -             1,205            1,205
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                           19,100             1,205           20,305
--------------------------------------------------------------------------------

INCREASE IN CASH                      12,775               125           12,900

CASH, BEGINNING OF PERIOD                125                 -                -
--------------------------------------------------------------------------------

CASH, END OF PERIOD               $   12,900          $    125       $   12,900
================================================================================



Supplemental disclosures with
 respect to cash flows:

  Interest paid                   $        -          $      -       $        -
================================================================================

  Income taxes paid               $        -          $      -       $        -
================================================================================












    The accompanying notes are an integral part of these financial statements

                              DUJOUR PRODUCTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                      JUNE 30, 2005 AND DECEMBER 31, 2004
================================================================================


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

Dujour Products, Inc. (or the "Company") is in the initial development stage and has incurred losses since inception totalling $7,405. The Company was incorporated on May 4, 2004 in the State of Nevada. The Company's fiscal year end is December 31. Dujour intends to establish itself as a specialized brand licensing and promotional merchandising company to enter into the promotional licensing and branding industry with the objective of adding value to a wide variety of relatively low cost, but desirable products, by endorsing them with the brand logos of sports teams and/or other recognized trademarks. The Company will identify a range of consumer products that can be manufactured and resold for high mark-ups with the product endorsement of recognized sports teams and leagues. The targeted retail market will focus on chain stores, convenience stores, drug stores, electronic retailers and specialty distributors. The Company will profile and market its product line through online merchandising and e-catalogue on its website. To date the Company has had no business operations. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise doubt as to the Company's ability to continue as a going concern. The Company intends to fund initial operations through the issuance of founder shares and a Private Placement Offering for 10,000,000 shares at $0.005 per share. During the period ended June 30, 2005 the Company sold 9,420,000 shares for $19,100 in proceeds from the sale of the Company's common stock of which 7,000,000 Founder shares were issued at $0.001 per share for net proceeds of $7,000 and 2,420,000 shares were issued at $0.005 per share for net proceeds of $12,100 pursuant to the Private Placement Offering.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These financial  statements are presented in United States dollars and have been
prepared  in  accordance  with  United  States  generally  accepted   accounting
principles.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at June 30, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

DUJOUR PRODUCTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND DECEMBER 31, 2004
================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

Stock-Based Compensation
The Company follows Statement of Financial Accounting Standards ("SFAS") No.123, "Accounting for Stock Based Compensation", for options issued to employees and non-employees. This statement requires the Company to establish a fair value based method for stock based compensation plans. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options at the issuance date.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for the Company's first annual or interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

NOTE 3 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at June 30, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended June 30, 2005, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement
On November 1, 2004 the Company issued a Private Placement Offering of 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of June 30, 2005 the Company had sold 2,420,000 shares and had received $12,100 in proceeds from the sale of the Company's common stock.

NOTE 4 - DUE TO RELAED PARTY
--------------------------------------------------------------------------------

Dujour owes a director of the Company $1,205 at June 30, 2005 and December 31, 2004. Amounts due to the director are unsecured, no-interest bearing and without any specific terms of repayment.

NOTE 5 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted FASB No. 109 for reporting purposes. As of June 30, 2005, the Company had net operating loss carry forwards of approximately $7,400 that may be available to reduce future years' taxable income and will expire commencing 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dale Matheson Carr-Hilton Labonte, Chartered Accountants, from their Vancouver, British Columbia, Canada, office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

               Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

                         SEC Filing Fee          1,760
                               Printing            200
                                         --------------
                         Transfer Agent          1,500
                                         --------------
                                  TOTAL  $       3,460
                                         --------------

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Dujour is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of June 30, 2005, we had issued 7,000,000 common shares to our director and officer for total consideration of $7,000. In addition we have issued 2,420,000 common shares for total consideration of $12,100 to a total of six (6) registered shareholders, all of whom are resident outside the United States. There are no United States shareholders of record who own shares in Dujour.

Dujour is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Dujour has sold the following securities which were not registered under the Securities Act of 1933, as amended:

The company sold shares in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The company's shareholders are not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.

We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

February 17, 2005

Dujour issued 7,000,000 shares of common stock to the president/director for cash proceeds of $0.001 per share.

June 29, 2005

Dujour issued 2,240,000 common shares to six (6) individual investors for cash proceeds of $0.005 per share.

We issued the foregoing restricted shares of common stock to the above named seven (7) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Dujour.

Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

(b) Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.


Exhibit No.     Document Description
-----------     --------------------

*3.1            Articles of Incorporation of Dujour Products, Inc.

*3.2            Bylaws of Dujour Products, Inc.

*4.1            Specimen Stock Certificate of Dujour Products, Inc.

*5.1 Opinion of Timothy S. Orr regarding the legality of the securities being registered

 23.1           Consent of Dale Matheson Carr-Hilton Labonte, Chartered
                Accountants

*99.1           Subscription Agreement of Dujour Products, Inc.

(b)      Description of Exhibits


*Exhibit 3.1
------------

Articles of Incorporation of Dujour Products, Inc. dated May 4, 2004 and approved May 14, 2004.

*Exhibit 3.2
-------------
Bylaws of Dujour Products, Inc., approved and adopted on June 7, 2004.

*Exhibit 4.1
------------

Specimen Stock Certificate of Dujour Products, Inc.

*Exhibit 5.1
------------

Opinion of Timothy S. Orr, Attorney At Law, 4328 West Hiawatha Drive, Suite B, Spokane, WA, dated September 20, 2005 regarding the legality of the securities being registered in this registration statement.


Exhibit 23.1
------------


Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated December 16, 2005 regarding the use in this Registration Statement of their report of the auditors and financial statements of Dujour Products, Inc. for the period ending June 30, 2005.



*Exhibit 99.1
-------------

Subscription Agreement of Dujour Products, Inc.

* Previously filed with Form SB-2 on September 26, 2005.


                                  UNDERTAKINGS

Presently the director and officer of Dujour are not covered by liability insurance. However, Dujour's Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Dujour exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 16th day of December 2005.

Dujour Products, Inc.

BY: /s/ "Adrian Crimeni"
Adrian Crimeni, President, Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Adrian Crimeni, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law ue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                       Title                           Date

                        President, Chief Executive Officer,
/s/ "Adrian Crimeni"    Principal Financial Officer            December 23, 2005
                        and Director


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